Exhibit 15.1

Cinnamon Jang Willoughby & Company

Chartered Accountants

A Partnership of Incorporated Professionals

Consent of Independent Registered Public Accounting Firm

We have issued our Auditors’ report, dated January 9, 2006, accompanying the audited financial statements and schedules for the years ended August 31, 2005 and 2004 of Profile Projex International Inc. We hereby consent to the use of the aforementioned report in the form 20-F for corporate filing with the Securities and Exchange Commission.

“Cinnamon Jang Willoughby & Company”

Chartered Accountants

Burnaby, BC

May 5, 2006